Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports, dated September 9, 2011, with respect to the financial statements and internal control over financial reporting included in the Annual Report of Insignia Systems, Inc. on Form 10-K/A for the year ended December 31, 2010, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

November 22, 2011